EXHIBIT 21.1

                        SUBSIDIARY COMPANIES AND STATE OR
                          JURISDICTION OF INCORPORATION




UNITED STATES -
Atwood Drilling Inc.                         Delaware                    100%
Atwood Hunter Co.                            Delaware                    100%
Atwood Management, Inc.                      Delaware                    100%
Atwood Oceanics Management, LP               Delaware                    100%
ATW Management, Inc.                         Delaware                    100%
Atwood Deep Seas, Ltd.                       Texas                       100%
FOREIGN -
Atwood Oceanics Drilling Pty. Ltd.           Australia                   100%
Atwood Oceanics Australia Pty. Ltd.          Australia                   100%
Atwood Oceanics Platforms Pty. Ltd.          Australia                   100%
Atwood Oceanics Services Pty. Ltd.           Australia                   100%
Atwood Oceanics West Tuna Pty. Ltd.          Australia                   100%
Atwood Oceanics Pacific Limited              Cayman Islands, B.W.I.      100%
Alpha Offshore Drilling Services             Cayman Islands, B.W.I.      100%
Atwood Oceanics International Limited        Cayman Islands, B.W.I.      100%
Swiftdrill Offshore Drilling Services        Cayman Islands, B.W.I.      100%
Swiftdrill, Inc.                             Cayman Islands, B.W.I.      100%
Atwood Oceanics Leasing Limited              Labuan                      100%
Atwood Oceanics (M) Sdn Bhd                  Malaysia                    100%
Clearways Offshore Drilling Sdn Bhd          Malaysia                     49%
Drillquest (M) Sdn Bhd                       Malaysia                    100%
PT Alpha Offshore Drilling                   Indonesia                   100%
PT Pentawood Offshore Drilling               Indonesia                    80%
Aurora Offshore Services Gmbh                Germany                     100%
Swiftdrill Nigeria Limited                   Nigeria                      60%
Atwood Oceanics Services                     Singapore                   100%